                                                               Exhibit 99(d)(11)


                       Security Capital Group Incorporated
                               125 Lincoln Avenue
                           Santa Fe, New Mexico 87501

                                 April 18, 2002


Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.

     175 Toyota Plaza, Suite 700
     Memphis, Tennessee  38103


     Re: Purchase and Sale Agreement, dated as of December 5, 2001, by and among Storage USA, Inc., a Tennessee corporation ("Storage USA"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of Storage USA, SUSA Partnership, L.P., a Tennessee limited partnership of which Storage USA is the sole general partner, and Security Capital Group Incorporated, a Maryland corporation ("Security Capital") (as amended by Letter Agreement dated as of January 17, 2002, the "Purchase Agreement")
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the Purchase Agreement (defined terms used but not defined herein having the meanings assigned to such terms therein) and the Memorandum of Understanding, dated April 18, 2002 (a copy of which is attached hereto as Annex I), entered into on behalf of the parties to the litigation referred to therein by their respective attorneys or officers (the "MOU"), and in consideration of the settlement set forth in the MOU and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this confirms our understanding with respect to the following matters:

     1. Exhibit B to the Purchase Agreement is replaced in its entirety by Exhibit B attached hereto as Annex II.

     2. The reference to $42.50 in Section 2.2 of the Purchase Agreement was originally intended to be and shall for all purposes of the Purchase Agreement be deemed to be a reference to "Share Consideration."

     3. Notwithstanding anything to the contrary in Section 2.7(a) of the Purchase Agreement or otherwise, (x) the Election Deadline shall be 11:59 p.m., Memphis (TN) time, on May 2, 2002, 6 days following what is currently anticipated to be the Effective Time, (y) the provisions of Section 2.7(a)(ii) and (iii) of the Purchase Agreement as to the cancellation and conversion of SUSA Units or their continuation as limited partnership interests of the Surviving

Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.
April 18, 2002
Page 2

Partnership shall be given effect as of the Effective Time, giving effect to all Elections duly made prior to the Election Deadline (and any holder of SUSA Units who continues as a limited partner of the Surviving Partnership, as contemplated and in accordance with the terms of the Purchase Agreement as amended hereby, will enjoy the benefits of the terms of the SUSA Agreement, as amended as set forth in Exhibit B hereto, and of any Tax Protection Agreement(s) in effect as of the date of the Effective Time, either (1) as such agreements, or the rights and obligations thereunder, may be voluntarily amended by a limited partner who is a party thereto in the manner contemplated by the Election Form and the form of Amendment to Tax Protection Agreements included therewith (it being understood that any Amendment to Tax Protection Agreements executed by a limited partner prior to the Election Deadline will be effective as of the Effective
Time) or (2) in their current form, if a limited partner does not execute any such voluntary amendment), and (z) the Election Form shall be substantially in the form attached hereto as Annex III.

     In all respects not inconsistent with the terms and provisions of this letter agreement, the Purchase Agreement shall continue in full force and effect in accordance with the terms and conditions thereof. From and after the date hereof, each reference to the Purchase Agreement in any other instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby, unless the context otherwise requires.

                         [SIGNATURES ON FOLLOWING PAGE]

Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.
April 18, 2002
Page 3

                                Very truly yours,

                                SECURITY CAPITAL GROUP INCORPORATED

                                By: /s/ C. Ronald Blankenship
                                   --------------------------------------------
                                   Name:  C. Ronald Blankenship
                                   Title: Vice Chairman and
                                          Chief Operating Officer

Accepted and agreed:

STORAGE USA, INC.

By: /s/ Christopher Marr
   -----------------------------------------
    Name:  Christopher Marr
    Title: Chief Financial Officer

STORAGE USA TRUST

By: /s/ Christopher Marr
   -----------------------------------------
    Name:  Christopher Marr
    Title: Chief Financial Officer

SUSA PARTNERSHIP, L.P.

By: Storage USA, Inc., its general partner


By: /s/ Christopher Marr
   -----------------------------------------
    Name:  Christopher Marr
    Title: Chief Financial Officer

                 [SIGNATURES TO APRIL 18, 2002 LETTER AGREEMENT]